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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65526 of EMCORE Corporation on Form S-3 of our report dated November 15, 2000, appearing in the Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
August 27, 2001